UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2010

AUXILIO, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27507	88-0350448
(Commission File Number)	(I.R.S. Employer Identification No.)

26300 La Alameda, Suite 100
Mission Viejo, California  92691
(Address of principal executive offices)

(949) 614-0700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on May 20, 2010.  At that Meeting, the Company’s stockholders voted on two proposals:  (i) the election of seven directors to serve until the 2011 Annual Meeting of Stockholders and until their successors are elected and qualify to serve, and (ii) the ratification of the appointment of Haskell & White LLP (“Haskell & White”) as the Company’s independent auditors for fiscal year 2010.  Only stockholders of record as of March 31, 2010 (the “Record Date”) were entitled to notice of and to vote at the Annual Meeting.  There were no broker non-votes with respect to either of the proposals voted on at the Annual Meeting.

(1)           Election of Directors.  A total of seven candidates were nominated for election to the Company’s Board of Directors (the “Nominees”).  All seven Nominees were nominated by the Board of Directors and, as a result, the election was uncontested and all of those s Nominees were elected to serve as the directors of the Company for the ensuing year.

The following table sets forth the names of the Nominees and the respective numbers of votes cast for, and the respective numbers of votes withheld from, their election.

	Votes Cast
	For	Withheld
Edward Case	10,274,250	4,195
Joseph J. Flynn	10,274,250	4,195
Michael Joyce	10,274,250	4,195
John D. Pace	10,274,250	4,195
Max Poll	10,274,250	4,195
Mark St. Clare	10,274,250	4,195
Michael Vanderhoof.	10,274,250	4,195

(2)           Ratification of Independent Auditors.  At the Annual Meeting the Company’s stockholders also voted on a proposal to ratify the appointment of Haskell & White LLP as the Company’s independent auditors.  The ratification of Haskell & White LLP was approved by the Company’s stockholders.  The following table sets forth the respective numbers of votes cast for and against, and the number of shares abstaining from, the ratification of Haskell & White LLP as the Company’s independent auditors:

Votes For	Votes Against	Abstentions

12,635,462	4,195	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIO, INC.

Date:           June 7, 2009
By:         /s/ Paul T. Anthony
Name:         Paul T. Anthony
Title:           Chief Financial Officer
    Principal Financial Officer